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                                                                     Exhibit 6.1

GLOBE TELECOM, INC.

Earnings Per Share/Diluted Earnings Per Share Computation
(in Thousand Pesos and U.S. Dollars)
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
                                                                                                December 31, 2002
                                                                    ----------------------------------------------------------------
                                                                                  Basic EPS                    Diluted EPS
                                                                    ----------------------------------------------------------------
Phillippine GAAP

Net income reported under Philippine GAAP                           (Peso) 6,844,633    $  128,528   (Peso) 6,844,633    $  128,528
Less Dividends from preferred shares                                         (64,000)       (1,202)           (64,000)       (1,202)
                                                                    ----------------    -----------   ----------------   -----------
Net income available to common shares                                      6,780,633       127,326          6,780,633       127,326
                                                                    ----------------    -----------   ----------------   -----------
Weighted average number of shares                                            151,905       151,905            151,905       151,905
Dilutive shares arising from stock options                                         -             -                  1             1
                                                                    ----------------    -----------   ----------------   -----------
                                                                             151,905       151,905            151,906       151,906
                                                                    ----------------    -----------   ----------------   -----------
Per share figures                                                   (Peso)    44.637    $    0.838    (Peso)   44.637     $   0.838
                                                                    ================    ===========   ================   ===========

U.S. GAAP

Reported under Philippine GAAP                                      (Peso)    44.637    $    0.838    (Peso)   44.637     $   0.838
Add (deduct):
       Foreign exchange losses capitalized to property and equipment          (3.056)       (0.057)            (3.056)       (0.057)
       accounts - net
       Depreciation expense on capitalized foreign exchange                    3.646         0.068              3.646         0.068
       losses - net
       Amortization of deferred charges                                        0.735         0.014              0.735         0.014
       Compensation expense                                                   (0.125)       (0.002)            (0.125)       (0.002)
       Pension expense                                                        (0.064)       (0.001)            (0.064)       (0.001)
       Deferred up-front fees                                                 (0.276)       (0.005)            (0.276)       (0.005)
       Amortization of deferred up-front fees                                  0.162         0.003              0.162         0.003
       Fair value gain (loss) on hedging and other derivatives - net          (2.747)       (0.051)            (2.747)       (0.051)
       Goodwill amortization                                                       -              -                 -             -
       Effect of deferred income tax                                           0.938          0.018             0.938         0.018
                                                                    ----------------    -----------   ----------------   -----------
Per share figures                                                   (Peso)    43.850     $    0.825   (Peso)   43.850     $   0.825
                                                                    ================    ===========   ================   ===========
Per share figures excluding goodwill amortization                   (Peso)    43.850     $    0.825   (Peso)   43.850     $   0.825
                                                                    ================    ===========   ================   ===========


       Per 20-F                                                                               0.823                         0.823
       Per FS Note 26                                                                         0.830                         0.830

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Note: Differentials in decimal places are due to rounding off.